Exhibit 99.1

Cadre Holdings Reports Fourth Quarter and Full Year 2023 Financial Results

Achieved Annual Net Sales of $483 Million, Gross Margin of 41.6% and Net Income of $39 million

Generated Record Annual Adjusted EBITDA and Adjusted EBITDA Margin

Expects Full Year 2024 Net Sales of $553 to $572 Million and Adjusted EBITDA of $104 to $108 Million

JACKSONVILLE, Fla., March 5, 2024 – Cadre Holdings, Inc. (NYSE: CDRE) ("Cadre" or "the Company"), a global leader in the manufacturing and distribution of safety equipment, announced today its consolidated operating results for the quarter and year ended December 31, 2023.

●	Net sales of $124.6 million for the fourth quarter; net sales of $482.5 million for the year ended December 31, 2023
●	Gross profit margin of 39.9% for the fourth quarter; gross profit margin of 41.6% for the year ended December 31, 2023
●	Net income of $9.6 million, or $0.25 per diluted share, for the fourth quarter; net income of $38.6 million, or $1.02 per diluted share, for the year ended December 31, 2023
●	Adjusted EBITDA of $20.7 million for the fourth quarter; Adjusted EBITDA of $85.8 million for year ended December 31, 2023
●	Adjusted EBITDA margin of 16.6% for the fourth quarter; Adjusted EBITDA margin of 17.8% for the year ended December 31, 2023
●	Declared quarterly cash dividend of $0.0875 per share in January 2024. On an annualized basis, this dividend represents an increase of $0.03 per share, or 9.4% per share, over the previous annualized dividend of $0.32 per share.

“2023 was a record year, reflective of Cadre’s outstanding strategic execution and the strong and recurring demand for our best-in-class, mission-critical safety equipment,” said Warren Kanders, CEO and Chairman. “Strong fourth quarter results capped off an outstanding year, in which we generated our highest annual revenue, Adjusted EBITDA, gross margin, and Adjusted EBITDA margin since inception. Based on the ongoing, successful implementation of the Cadre operating model, strong secular tailwinds, and confidence in our leading platform of premium safety brands moving forward, our 2024 guidance shared today implies at its midpoints full-year revenue and adjusted EBITDA growth next year of 16.5% and 23.5%, respectively.”

Mr. Kanders added, “M&A has been a key tenet of our strategy to seek to unlock long-term value, and we are pleased to have recently capitalized on attractive opportunities to add two high-margin safety businesses with recurring revenues. With the acquisition of ICOR Technology, we’ve considerably expanded our ability to provide mission-critical EOD robots to law enforcement agencies and military organizations. Additionally, the acquisition of Alpha Safety represents an important step in diversifying Cadre’s platform, as we enter an attractive new adjacent vertical with a large and growing total addressable market. Supported by a robust acquisition pipeline, as well as favorable industry dynamics, we believe Cadre is ideally positioned to continue to grow our platform and further enhance our market leadership over the long-term.”

Fourth Quarter and Year Ended 2023 Operating Results

For the quarter ended December 31, 2023, Cadre generated net sales of $124.6 million, as compared to $123.6 million for the quarter ended December 31, 2022. Net sales were impacted by a decrease in the Product segment primarily resulting from project timing in our explosive ordnance disposal (“EOD”) products which were offset by an increased demand for armor products, duty gear products and crowd control products. Net sales were also impacted by an increase in the Distribution segment primarily the result of agency demand for hard goods.

For the year ended December 31, 2023, Cadre generated net sales of $482.5 million, as compared to $457.8 million for the prior year period, mainly driven by higher demand for armor and crowd control products, as well as recent acquisitions, partially offset by a decrease from large international orders for EOD products fulfilled in the prior year.

For the quarter ended December 31, 2023, Cadre generated gross profit of $49.8 million, as compared to $48.5 million for the quarter ended December 31, 2022. For the year ended December 31, 2023, Cadre generated gross profit of $200.7 million, as compared to $175.7 million for the prior year period.

Gross profit margin was 39.9% for the quarter ended December 31, 2023, as compared to 39.2% for the quarter ended December 31, 2022 mainly driven by favorable pricing and product mix.

Gross profit margin was 41.6% for the year ended December 31, 2023, as compared to 38.4% for the prior year period, mainly driven by favorable pricing, product mix and productivity, partially offset by inflation and pressure from a stronger Mexican peso.

Net income was $9.6 million for the quarter ended December 31, 2023, as compared to net income of $6.6 million for the quarter ended December 31, 2022. The increase resulted primarily from increased net sales, unrealized foreign exchange and lower tax expense.

Net income was $38.6 million for the year ended December 31, 2023, as compared to net income of $5.8 million for the prior year period, primarily as a result of an increase in net sales and decreased stock-based compensation expense.

Cadre generated $20.7 million of Adjusted EBITDA for the quarter ended December 31, 2023, as compared to $22.4 million for the quarter ended December 31, 2022. Adjusted EBITDA margin was 16.6% for the quarter ended December 31, 2023, as compared to 18.1% for the prior year period.

Cadre generated $85.8 million of Adjusted EBITDA for the year ended December 31, 2023, as compared to $75.7 million for the prior year period. Adjusted EBITDA margin was 17.8% for the year ended December 31, 2023, as compared to 16.5% for the prior year period.

Product segment gross profit margin was 40.7% for the fourth quarter and 43.1% for the year ended December 31, 2023. This compares to 40.4% and 40.3% for the respective prior year periods.

Distribution segment gross profit margin was 23.9% for the fourth quarter and 23.5% for the year ended December 31, 2023. This compares to 21.8% and 21.1% for the respective prior year periods.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents increased by $42.4 million from $45.3 million as of December 31, 2022 to $87.7 million as of December 31, 2023.
●	Total debt decreased by $9.6 million from $149.7 million as of December 31, 2022, to $140.1 million as of December 31, 2023.
●	Net debt (total debt net of cash and cash equivalents) decreased by $52.0 million from $104.4 million as of December 31, 2022, to $52.4 million as of December 31, 2023.
●	Capital expenditures totaled $2.7 million for the fourth quarter and $7.0 million for the year ended December 31, 2023, compared with $1.5 million for the fourth quarter and $4.7 million for the year ended December 31, 2022.

Dividend

On January 23, 2024, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.0875 per share, or $0.35 per share on an annualized basis, which represents an increase of $0.03 per share, or 9.4% per share, over the previous annualized dividend of $0.32 per share. Cadre's dividend payment was made on February 16, 2024, to shareholders of record as of the close of business on the record date of February 2, 2024. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

Acquisition of ICOR Technology

On January 10, 2024, Cadre announced the completion of its accretive acquisition of ICOR Technology, a leading manufacturer and distributor of EOD and tactical robots and specialized protective security equipment for EOD and military organizations worldwide. The purchase price was funded through available cash on the Company’s balance sheet.

Acquisition of Alpha Safety

On March 1, 2024, Cadre completed its accretive acquisition of Alpha Safety, a leading nuclear safety solutions company, for $106.5 million (including working capital and certain other adjustments at closing). The transaction was funded through available cash on the Company’s balance sheet and an increase in term debt under its existing credit facility.

2024 Outlook

For the full year 2024, Cadre expects to generate net sales in the range of $553 million to $572 million and Adjusted EBITDA in the range of $104 million and $108 million. We expect capital expenditures to be in the range of $8 million to $10 million. Cadre has not provided net income guidance due to the inherent difficulty of forecasting certain types of expenses and gains, which affect net income but not Adjusted EBITDA. Therefore, we do not provide a reconciliation of Adjusted EBITDA guidance to net income guidance.

Conference Call

Cadre management will host a conference call on Tuesday, March 5, 2024, at 5:00 PM EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (888)-596-4144 and the dial-in number for international callers is 646-968-2525. The access code for all callers is 3272793. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through March 19, 2024. To access the replay, please dial 800-770-2030 in the U.S. or +1-609-800-9909 if outside the U.S., and then enter the access code 3272793.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety products. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, and duty gear. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA and (iii) adjusted EBITDA margin. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation, the availability of capital to satisfy our working capital requirements; anticipated trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; our expectations regarding market acceptance of our products; the success of competing products by others that are or become available in the market in which we sell our products; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; changes in political, social, economic or regulatory conditions generally and in the markets in which we operate; our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise; our ability to retain and attract senior management and other key employees; our ability to quickly and effectively respond to new technological developments; the effect of an outbreak of disease or similar public health threat, such as the COVID-19 pandemic, on the Company’s business; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; our ability to protect our trade secrets or other proprietary rights and operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; our ability to maintain a quarterly dividend; logistical challenges related to supply chain disruptions and delays; the impact of inflation; the increased expenses associated with being a public company; and the related increased disclosure and reporting obligations; our ability to integrate the operations of the businesses we have acquired, including, without limitation, ICOR Technology Inc. and Alpha Safety, and may acquire in the future; and any material differences in the actual financial results of the Company’s past and future acquisitions as compared with the Company’s expectation. More information on potential factors that could affect the Company’s financial results are more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CADRE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$87,691	$45,286
Accounts receivable, net	58,360	64,557
Inventories	80,976	70,273
Prepaid expenses	11,930	10,091
Other current assets	6,886	6,811
Total current assets	245,843	197,018
Property and equipment, net	44,647	45,285
Operating lease assets	6,554	8,489
Deferred tax assets, net	4,004	2,255
Intangible assets, net	43,472	50,695
Goodwill	81,667	81,576
Other assets	4,992	6,634
Total assets	$431,179	$391,952

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$28,418	$23,406
Accrued liabilities	44,524	38,720
Income tax payable	9,944	4,584
Current portion of long-term debt	12,320	12,211
Total current liabilities	95,206	78,921
Long-term debt	127,812	137,476
Long-term operating lease liabilities	3,186	4,965
Deferred tax liabilities	4,843	3,508
Other liabilities	2,970	1,192
Total liabilities	234,017	226,062

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and December 31, 2022)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 37,587,436 and 37,332,271 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively)	4	4
Additional paid-in capital	212,630	206,540
Accumulated other comprehensive income	634	2,087
Accumulated deficit	(16,106)	(42,741)
Total shareholders’ equity	197,162	165,890
Total liabilities, mezzanine equity and shareholders' equity	$431,179	$391,952

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net sales	$124,583	$123,645	$482,532	$457,837
Cost of goods sold	74,825	75,117	281,806	282,159
Gross profit	49,758	48,528	200,726	175,678
Operating expenses
Selling, general and administrative	34,904	34,698	140,519	153,129
Restructuring and transaction costs	1,060	975	2,192	4,355
Related party expense	1,117	132	1,496	1,478
Total operating expenses	37,081	35,805	144,207	158,962
Operating income	12,677	12,723	56,519	16,716
Other expense
Interest expense	(804)	(1,710)	(4,531)	(6,206)
Other income (expense), net	541	1,675	936	(1,137)
Total other expense, net	(263)	(35)	(3,595)	(7,343)
Income before provision for income taxes	12,414	12,688	52,924	9,373
Provision for income taxes	(2,820)	(6,089)	(14,283)	(3,553)
Net income	$9,594	$6,599	$38,641	$5,820

Net income per share:
Basic	$0.26	$0.18	$1.03	$0.16
Diluted	$0.25	$0.17	$1.02	$0.16
Weighted average shares outstanding:
Basic	37,586,756	37,332,271	37,533,818	36,109,844
Diluted	38,125,787	37,887,600	37,920,488	36,122,374

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Year Ended December 31,
	2023	2022	2021
Cash Flows From Operating Activities:
Net income	$38,641	$5,820	$12,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,737	15,651	13,718
Amortization of original issue discount and debt issue costs	479	740	3,193
Amortization of inventory step-up	—	4,255	—
Loss on extinguishment of debt	—	—	15,155
Deferred income taxes	(210)	(1,087)	4,772
Stock-based compensation	9,368	31,858	355
Provision for (recoveries from) losses on accounts receivable	66	417	(188)
Foreign exchange (gain) loss	(602)	1,517	102
Other	(381)	(170)	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	6,602	(11,536)	(4,641)
Inventories	(10,223)	1,162	(3,189)
Prepaid expenses and other assets	(302)	(7,711)	(4,564)
Accounts payable and other liabilities	14,034	5,493	2,720
Net cash provided by operating activities	73,209	46,409	40,094
Cash Flows From Investing Activities:
Purchase of property and equipment	(6,727)	(4,494)	(2,832)
Proceeds from disposition of property and equipment	207	411	—
Business acquisitions, net of cash acquired	—	(55,543)	—
Net cash used in investing activities	(6,520)	(59,626)	(2,832)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	—	43,000	257,980
Principal payments on revolving credit facilities	—	(43,000)	(258,612)
Proceeds from term loans	—	—	198,716
Principal payments on term loans	(10,000)	(10,116)	(266,000)
Proceeds from insurance premium financing	3,949	3,989	5,010
Principal payments on insurance premium financing	(3,973)	(4,952)	(3,061)
Payments for debt issuance costs	—	—	(2,198)
Payments on extinguishment of debt	—	—	(4,217)
Taxes paid in connection with employee stock transactions	(2,725)	(6,300)	—
Proceeds from initial public offering, net of underwriter discounts	—	—	83,421
Proceeds from secondary offering, net of underwriter discounts	—	56,329	—
Deferred offering costs	—	(2,953)	(4,841)
Dividends distributed	(12,006)	(11,509)	(12,751)
Other	33	(25)	(43)
Net cash (used in) provided by financing activities	(24,722)	24,463	(6,596)
Effect of foreign exchange rates on cash and cash equivalents	438	183	318
Change in cash and cash equivalents	42,405	11,429	30,984
Cash and cash equivalents, beginning of period	45,286	33,857	2,873
Cash and cash equivalents, end of period	$87,691	$45,286	$33,857
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$8,729	$1,395	$1,158
Cash paid for interest	$10,090	$6,109	$13,336
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$234	$172	$197

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended December 31, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$105,768	$27,777	$(8,962)	$124,583
Cost of goods sold	62,733	21,135	(9,043)	74,825
Gross profit	$43,035	$6,642	$81	$49,758

	Three Months Ended December 31, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$107,482	$23,270	$(7,107)	$123,645
Cost of goods sold	64,053	18,196	(7,132)	75,117
Gross profit	$43,429	$5,074	$25	$48,528

	Year Ended December 31, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$410,825	$102,371	$(30,664)	$482,532
Cost of goods sold	233,937	$78,335	$(30,466)	281,806
Gross profit	$176,888	$24,036	$(198)	$200,726

	Year Ended December 31, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$385,423	$97,106	$(24,692)	$457,837
Cost of goods sold	230,245	76,633	(24,719)	282,159
Gross profit	$155,178	$20,473	$27	$175,678

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$9,594	$6,599	$38,641	$5,820
Add back:
Depreciation and amortization	3,352	4,332	15,737	15,651
Interest expense	804	1,710	4,531	6,206
Provision for income taxes	2,820	6,089	14,283	3,553
EBITDA	$16,570	$18,730	$73,192	$31,230
Add back:
Restructuring and transaction costs(1)	2,060	975	3,192	5,355
Other general income(2)	(92)	(159)	(92)	(159)
Other (income) expense, net(3)	(541)	(1,675)	(936)	1,137
Stock-based compensation expense(4)	2,308	2,878	9,368	32,239
Stock-based compensation payroll tax expense(5)	14	—	234	305
LTIP bonus(6)	371	436	860	1,369
Amortization of inventory step-up(7)	—	1,200	—	4,255
Adjusted EBITDA	$20,690	$22,385	$85,818	$75,731
Adjusted EBITDA margin(8)	16.6%	18.1%	17.8%	16.5%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations and comprehensive income, which primarily includes transaction costs composed of legal and consulting fees. In addition, this line item reflects $1.0 million transaction fees paid to Kanders & Company, Inc. for services related to the acquisition of ICOR and Cyalume for the years ended December 31, 2023 and 2022, respectively, which is included in related party expense in the Company’s consolidated statements of operations. Kanders & Company, Inc. is a company controlled by Warren B. Kanders, our Chairman of the Board and Chief Executive Officer.
(2)	Reflects gains from long-lived asset sales.
(3)	Reflects the “Other income (expense), net” line item on our consolidated statements of operations and primarily includes gains and losses due to fluctuations in foreign currency exchange rates.
(4)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(5)	Reflects payroll taxes associated with vested stock-based compensation awards.
(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(7)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.
(8)	Reflects Adjusted EBITDA / Net sales for the relevant periods.